UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2013, Regional Management Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens Inc., as representative of the underwriters named therein (the “Underwriters”), and: (i) Palladium Equity Partners III, L.P., an existing stockholder of the Company and an affiliate of Palladium Equity Partners; (ii) Parallel 2005 Equity Fund, LP, an existing stockholder of the Company and an affiliate of Parallel Investment Partners; (iii) entities affiliated with Richard A. Godley, a director, existing stockholder and founder of the Company; and (iv) C. Glynn Quattlebaum, President and Chief Operating Officer of the Company and an existing stockholder and founder of the Company (the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell 2,346,074 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), which includes an aggregate of 306,009 shares of Common Stock that the Underwriters had the right to purchase from the Selling Stockholders upon exercise of their over-allotment option, at a public offering price of $31.00 per share ($29.605 per share, net of underwriting discounts). The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders, and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

On December 10, 2013, the Selling Stockholders completed the sale of all 2,346,074 shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement. The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-190453), including a prospectus supplement dated December 4, 2013 to the prospectus contained therein dated August 20, 2013, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended. The Company did not receive any of the proceeds from the offering.

A copy of the Company’s press release dated December 10, 2013 regarding the completion of the offering is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

The documents included as exhibits to this report are filed solely to provide information about their terms, are not intended to provide any additional factual or other information about the Company, the Selling Stockholders or other parties and should not be relied upon by investors for any other purpose.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of December 4, 2013, among Regional Management Corp., Palladium Equity Partners III, L.P., Parallel 2005 Equity Fund, LP, Richard A. Godley, Sr. Revocable Trust dated August 29, 2005, Tyler Godley Children 2012 Irrevocable Trust, dated December 17, 2012, C. Glynn Quattlebaum and Stephens Inc. as representative of several underwriters named therein.

99.1	Press Release issued by Regional Management Corp. on December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: December 10, 2013	By:	/s/ Thomas F. Fortin
Thomas F. Fortin Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of December 4, 2013, among Regional Management Corp., Palladium Equity Partners III, L.P., Parallel 2005 Equity Fund, LP, Richard A. Godley, Sr. Revocable Trust dated August 29, 2005, Tyler Godley Children 2012 Irrevocable Trust, dated December 17, 2012, C. Glynn Quattlebaum and Stephens Inc. as representative of several underwriters named therein.

99.1	Press Release issued by Regional Management Corp. on December 10, 2013.